EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-126211) of Zone 4 Play, Inc. of our report dated April 10, 2006 relating to our audit of the financial statements of the Company as of December 31, 2005, which report appears in this Annual Report on Form 10-KSB of Zone 4 Play, Inc.



                                             /S/ Kost, Forer, Gabbay & Kassierer
                                             -----------------------------------
Tel-Aviv, Israel                             Kost, Forer, Gabbay & Kassierer
April 10, 2006                               A Member of Ernst & Young Global